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                       SECURITIES AND EXCHANGE COMMISSION


                              WASHINGTON, DC 20549


                              ---------------------


                                    FORM 8-K/A


                CURRENT REPORT PURSUANT TO SECTION 13 OR 15(D) OF
                       THE SECURITIES EXCHANGE ACT OF 1934


                         DATE OF EARLIEST EVENT REPORTED
                                FEBRUARY 20, 2002


                       CONTINENTAL SOUTHERN RESOURCES, INC.
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             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)


                                     NEVADA
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         (STATE OR OTHER JURISDICTION OF INCORPORATION OF ORGANIZATION)



               000-33439                               88-0448389
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     (COMMISSION FILE NUMBER)               (IRS EMPLOYER IDENTIFICATION NUMBER)



            111 PRESIDENTIAL BOULEVARD, SUITE 158A
                     BALA CYNWYD, PENNSYLVANIA        19004
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               (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES) (ZIP CODE)

        REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE (610) 771-0680


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                  ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS

On February 20, 2002,Continental Southern Resources, Inc., f/k/a Expressions Graphics, Inc. (the "Company") acquired an approximate 19.5% gross working interest in Louisiana State Lease No. 16141 No. 1 Well in Hell Hole Bayou, an exploration project located in Vermillion Parish, Louisiana, and the associated prospect, for an aggregate purchase price of $8,500,000, of which $6,000,000 was paid at closing and $2,500,000 is due within 45 days. The Company acquired these assets through an assignment of rights from Touchstone Resources USA, Inc. under two Purchase and Sale Agreements by and between Touchstone Resources USA, Inc. and SKH Management, L.P., each dated February 17, 2002. Touchstone Resources USA, Inc. retained an approximate 20% interest in the net profits retained by the Company in the project.

Drilling operations for State Lease 16141 No. 1 (the test well) commenced in May 2001. The test well is located in the North Hell Hole Bayou, Vermilion Parish, Louisiana. The original estimated costs for the test was $8,600,000 and the well was to be drilled to a total depth of approximately 21,000 feet. The lease was acquired from The State of Louisiana. At the time of acquisition by the Company in February 2002, $21,700,000 had been expended on the test well and attempts were being made to complete the test as a producing well.

The Company is responsible for its proportionate share of the cost incurred in the operations of evaluating the well based on its share of ownership after February 21, 2002. The Company's interest in the test well and surrounding lease acreage is subject to certain back-in provisions after pay out of well costs. Back-in provisions allow for a 20% and for some interests 12.5% back-in on portions of the interest acquired by the Company.

In connection with the closing of this transaction, effective February 12, 2002, the Company's subscription to purchase a 10% secured convertible promissory note in the principal amount of $2,000,000 and warrants to purchase 2,127,660 shares of common stock from Touchstone Resources, Ltd., a CDNX listed company and the parent company of Touchstone Resources USA, Inc. ("Touchstone"), was accepted. The secured convertible promissory note has an initial conversion price of CDN$1.50 and is secured by the working interests in Hell Hole Bayou still owned by Touchstone. Assuming full conversion of the secured convertible promissory note and full exercise of the warrants, the Company would own approximately 10% of the common stock of Touchstone on a fully diluted basis. The Company's acquisition of these securities has been conditionally approved by the CDNX. The Company anticipates that the CDNX will issue its final approval of this transaction shortly after the date of this report.

The Company obtained the funds used to purchase these assets from two private placements of its debt and equity securities which generated aggregate gross proceeds of $13,000,000.

Item 4.  Changes in Registrants Certifying Accountant

On March 4, 2002, the Company's board of directors approved the dismissal of Stonefield Josephson, Inc., the principal accountants previously engaged to audit the Company's financial statements. Except for an emphasis of matter paragraph which indicated an uncertainty relating to the Company's ability to continue as a going concern, the report provided by Stonefield Josephson, Inc. for the fiscal year ended December 31, 2000 did not include an adverse opinion or a disclaimer of opinion, and was not qualified or modified as to uncertainty, audit scope, or accounting principles. During the Company's two most recent fiscal years ended December 31, 2001, and the subsequent period, there were no disagreements with the former independent auditor on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedures, which disagreement, if not resolved to the satisfaction of the former independent auditor, would have caused it to make reference to the subject matter of the disagreement in connection with its report.

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On March 4, 2002, the Company's board of directors approved the engagement of L
J Soldinger Associates as the principal accountants to audit the Company's financial statements. During the Company's most recent fiscal year and the subsequent period prior to such appointment, the Company has not consulted the newly engaged independent auditor regarding either the application of accounting principles to a specified transaction or the type of audit opinion that might be rendered on the Company's financial statements, nor on any matter that was either the subject of a disagreement or a reportable event.

         L J Soldinger Associates reviewed the disclosure provided in this Form 8-K prior to its filing with the Securities and Exchange Commission.

Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits.

         (a) Not applicable.

         (b) Not applicable.

         (c) Exhibits.

             10.1 Purchase and Sale Agreement dated February 17, 2002, by and between SKH Management, L.P. and Touchstone Resources USA, Inc.*

             10.2 Purchase and Sale Agreement dated February 17, 2002, by and between SKH Management, L.P. and Touchstone Resources USA, Inc.*

             10.3 Assignment Agreement by and between Touchstone Resources USA, Inc. and Expressions Graphics, Inc. dated February 20, 2002*

             16.1  Letter from Stonefield Josephson, Inc. dated March 6, 2002*



* Incorporated by reference to Exhibits 10.1, 10.2, 10.3 and 16.1, as applicable, of our Current Report on Form 8-K dated February 20, 2002.

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                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                           CONTINENTAL SOUTHERN RESOURCES, INC.


                           By: /s/ Stephen P. Harrington
                               -----------------------------
                               Stephen P. Harrington
                               President



Date: November 25, 2002





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